                                AMENDED AND RESTATED
                             ARTICLES OF INCORPORATION
                                         OF
                           TRAINING DEVICES INCORPORATED,
                               A COLORADO CORPORATION

     The undersigned, Bruce S. Betschart, hereby certifies that:

     ONE:      He is the duly elected and acting President and Chief Operating
Officer of Training Devices Incorporated (the "Corporation").

     TWO:      The Corporation's original Articles of Incorporation were filed with the Secretary of State of the State of Colorado on January 19, 1995, and amended on January 19, 1996 and further amended on January 24, 1996 and January 3, 1997.

     THREE:    These Amended and Restated Articles of Incorporation constitute an amendment and a restatement of the original Articles of Incorporation filed on January 19, 1995, as amended, pursuant to Section 7-110-107 of the Colorado Business Corporation Act (the "Act"), and supersedes the Corporation's original Articles of Incorporation and all amendments or supplements thereto or restatements thereof.

     FOUR:     The Amended and Restated Articles of Incorporation were
adopted by unanimous written consent of the Board of Directors on July 27, 1999, and by the shareholders at a special meeting held on September 7, 1999. The number of votes cast for the Amended and Restated Articles of Incorporation by each voting group was sufficient for approval by such voting group.

     FIVE:     The text of the Corporation's Amended and Restated Articles of
Incorporation is hereby amended and restated to read in its entirety as follows:


                                     ARTICLE I

                                        NAME

     The name of the Corporation is Training Devices International, Inc.


                                     ARTICLE II

                                  PURPOSE - POWERS

     2.1 PURPOSE. The purpose for which the Corporation is organized is to engage in any lawful business or businesses.

     2.2 POWERS. The Corporation shall have and may exercise all powers and rights granted or otherwise provided by the Colorado Business Corporation Act as in effect from time to time and any successor law (the "Act").

                                    ARTICLE III.

                                      CAPITAL

     3.1 AUTHORIZED CAPITAL. The aggregate number of shares which the Corporation shall have the authority to issue is 20,000,000 shares of Common Stock, without par value, and 10,000,000 shares of Preferred Stock, without par value. Such Preferred Stock may be issued in series. Except as otherwise expressly provided by law, and subject to the voting rights, if any, provided to the holders of Preferred Stock, the Common Stock has exclusive voting rights on all matters requiring a vote of shareholders. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by law, the holders of Common Stock shall have exclusively all other rights of shareholders.

     3.2 PREFERRED STOCK. The Corporation's Board of Directors shall have the authority, without shareholder action, to determine the preferences, limitations and relative rights of any Preferred Stock (whether in a series or as a class), including without limitation the following: (i) the designation of any series of Preferred Stock; (ii) unlimited, special, conditional, or limited voting rights, or no right to vote; except that no condition, limitation, or prohibition on voting shall eliminate any right to vote provided by the Act; (iii) redemption rights; (iv) conversion rights, (v) distribution or dividend rights, including the determination of whether such rights are cumulative, non-cumulative or partially cumulative, and (vi) preference rights over any other class or series of shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation.


                                    ARTICLE IV.

                                NO CUMULATIVE VOTING

     Cumulative voting shall not be permitted in the election of directors or otherwise.


                                     ARTICLE V.

                                NO PREEMPTIVE RIGHTS

     No shareholder of the Corporation shall be entitled as of right to acquire unissued shares of the Corporation or securities convertible into such shares or carrying a right to subscribe for or to acquire such shares.

                                    ARTICLE VI.

             QUORUM AND VOTING REQUIREMENTS FOR SHAREHOLDERS' MEETINGS

     6.1 QUORUM. A majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on that matter at any meeting of shareholders. (The term "voting group" or "voting groups" shall have the meaning assigned by the Act.)

     6.2 VOTING. Except as is otherwise required by the Act, action by a voting group on a matter other than the election of directors is approved if a quorum exists and if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action; provided, however, that with respect to any of the following actions to be taken by the shareholders of the Corporation, the approval by two-thirds of the votes of each voting group entitled to vote on such matter shall be required:

        (i) To sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of the Corporation, with or without its goodwill, other than in the usual and regular course of its business.

        (ii)   To approve a plan of merger or share exchange.

        (iii)  To dissolve the Corporation.

     6.3 CHANGE IN QUORUM OR VOTING REQUIREMENTS. Any amendment to these Articles of Incorporation adding, changing or deleting a greater quorum or voting requirement for shareholders shall meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater.


                                    ARTICLE VII.

                                 BOARD OF DIRECTORS

     7.1 BOARD OF DIRECTORS. The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. Each director shall continue to serve until such director's successor is elected and qualifies.

     NUMBER AND TERMS. The number of Directors of the Corporation shall be specified or fixed in accordance with the bylaws. The terms of the directors shall be staggered in accordance with the following provisions.

     The directors, other than those who may be elected by the holders of any series of Preferred Stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2000, the initial Class II director shall serve for a term expiring at the annual meeting of stockholders to be held in 2001, and the initial Class III directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2002. At each annual meeting of stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. In every case, a director shall continue to serve until the end of the director's term or until the director's successor is duly elected and qualified or until the director's earlier resignation or removal.

     7.2 REMOVAL. Subject to the rights, if any, of any series of Preferred Stock to elect directors and to remove any director whom the holders of any such stock have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only for cause. At least 30 days prior to any meeting of shareholders at which it is proposed that any director be removed from office, written notice of such proposed removal shall be sent to the director whose removal will be considered at the meeting. The term "cause" with respect to the removal of any director shall mean only (i) conviction of a felony or plea of nolo contendere,
(ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of any action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results in a material injury to the Corporation.


                                   ARTICLE VIII.

                              LIMITATION ON LIABILITY

     There shall be no personal liability, either direct or indirect, of any director of the Corporation to the Corporation or to its shareholders for monetary damages for any breach or breaches of fiduciary duty as a director; except that this provision shall not eliminate the liability of a director to the Corporation or to its shareholders for monetary damages for any breach, act, omission or transaction as to which the Act prohibits expressly the elimination of liability. This provision shall not limit the rights of directors of the Corporation for indemnification or other assistance from the Corporation. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation under this Article VIII, as in effect immediately prior to such repeal or modification, with respect to any act or omission of such director occurring prior to such repeal or modification.

     IN WITNESS WHEREOF, the undersigned has executed and verified these Amended and Restated Articles of Incorporation on September ___, 1999.


                         TRAINING DEVICES INCORPORATED,
                         a Colorado corporation


                         By:____________________________________________
                            Name: Bruce S. Betschart
                            Title: President and Chief Operating Officer